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                                                                    EXHIBIT 99.1

[OMNI ENERGY SERVICES CORP. LOGO]        NEWS RELEASE               Nasdaq: OMNI
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                 4500 NE Evangeline Thwy o Carencro, LA 70520
                   o Phone o 337-896-6664 o Fax 337-896-6655

FOR IMMEDIATE RELEASE                                                  NO. 05-10

FOR MORE INFORMATION CONTACT: G. Darcy Klug, Executive Vice President
PHONE: (337) 896-6664


                        OMNI EXTENDS BRIDGE LOAN MATURITY


         CARENCRO, LA - MAY 2, 2005 - OMNI ENERGY SERVICES CORP., (NASDAQ NM:
OMNI) announced today that it has extended the maturity date of its bridge loan with Beal Bank, N.A. from April 15, 2005 to May 31, 2005. There are no other changes to the bridge loan agreement. The Company did not incur any penalties in connection with the renegotiation of the maturity date.

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business units: Seismic Drilling, Helicopter Support, Permitting and Seismic Survey. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's ability to repay the bridge loan discussed herein on May 31, 2005, OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, completion of acquisitions, and other risks detailed in the Company's filings with the Securities and Exchange Commission.